Exhibit 10.3

EXECUTION VERSION

SPONSOR VOTING AGREEMENT

This SPONSOR VOTING AGREEMENT (this “Agreement”) is made and entered into as a deed on August 17, 2022, by and among LIV Capital Acquisition Sponsor II, L.P., a Cayman Islands exempted limited partnership (“Sponsor”), LIV Capital Acquisition Corp. II, a Cayman Islands exempted company (“LIVB”), Covalto Ltd., a Cayman Islands exempted company (“Covalto”), Banco Actinver, S.A. Institución de Banca Múltiple, Grupo Financiero Actinver, División Fiduciaria, acting solely as trustee of the Contrato de Fideicomiso Irrevocable No. 5357 identified as “Fideicomiso LIV SPV” (the “Anchor Investor”) and the other undersigned persons (each, an “Insider” and collectively, the “Insiders”). Sponsor, LIVB, Covalto and the Insiders shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, LIVB, Covalto and the other parties thereto have entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”) pursuant to which, among other things, LIVB will merge with a wholly owned newly-incorporated subsidiary of Covalto, with LIVB surviving as a wholly owned subsidiary of Covalto (together with the other transactions contemplated thereby, the “Transaction”);

WHEREAS, as of the date hereof, the Sponsor is the record owner, of the number of LIVB Class B Ordinary Shares (including the newly-issued Covalto Class A Ordinary Shares into which such shares are converted as a result of the consummation of the transactions contemplated by the Business Combination Agreement set forth on Schedule 1 under the column heading “LIVB Class B Ordinary Shares” (such LIVB Class B Ordinary Shares, the “Sponsor Holder Equity Securities”));

WHEREAS, as of the date hereof, the Insiders have entered into that certain Redemption Agreement, dated August 16, 2022 pursuant to which, among other things, the Insiders are the record owners of promissory notes in an amount set forth next to such Insider’s name therein (such promissory notes, the “Promissory Notes”);

WHEREAS, on the date hereof, the Anchor Investor has entered into that certain Mandatorily Convertible Note with Covalto;

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, the Sponsor will agree to vote, at a duly called meeting of the shareholders of LIVB, all of such Sponsor’s Sponsor Holder Equity Securities (1) in favor of the adoption of the Business Combination Agreement and (2) in favor of the approval of the Transactions; and

WHEREAS, as an inducement to LIVB and Covalto to enter into the Business Combination Agreement and to consummate the Transactions contemplated therein, the Parties desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Binding Effect of the Business Combination Agreement.  Sponsor hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. During the period commencing on the date hereof and ending on the Expiration Time (as defined below), Sponsor shall be bound by and comply with Section 6.3 (No Claim Against the Trust Account), Section 8.5(b) (Confidentiality; Publicity), Section 11.1 (Waiver) and Section 11.16 (Acknowledgements) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if (x) Sponsor were an original signatory to the Business Combination Agreement with respect to such provisions, and (y) each reference to “LIVB” contained in such provisions also referred to such Sponsor.

2.  Agreement to Vote.

(a)  Sponsor covenants and agrees that it shall, at a duly called meeting of the equityholders of LIVB (and at any adjournment or postponement thereof) (and appear at each such meeting, in person or by proxy, or otherwise cause all of such Sponsor’s Sponsor Holder Equity Securities to be counted as present thereat for purposes of establishing a quorum), however called, and in any written resolutions or written consents or directions of the equityholders of LIVB or in any other circumstance in which the vote, consent, direction or other approval of the equityholders of LIVB is sought, cause such Sponsor’s Sponsor Holder Equity Securities to be voted (including via proxy):

i.  in favor of the adoption of the Business Combination Agreement;

ii.  in favor of the approval of the Transactions;

iii. in favor of all actions and matters that are required to effect the Transactions as the same may be amended by the board of directors of LIVB prior to the Closing in furtherance of the Transactions;

iv.  against and withhold consent with respect to any Acquisition Transaction; and

v.  against any proposal, action or agreement that would reasonably be expected to result in any of the conditions set forth in Article 9 (Conditions to Obligations) of the Business Combination Agreement not being fulfilled prior to the termination date.

(b)  The obligations of Sponsor specified in this Section 2 shall apply whether or not the Transactions or any action described above is recommended by LIVB’s board of directors (or similar governing body).

(c)  Sponsor agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against LIVB, Covalto, Merger Sub or any of their respective successors, directors, managers, Affiliates or Representatives (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Business Combination Agreement or any other Transaction Agreement.

3.  Transfer of Shares. Sponsor and each Insider hereby agrees that prior to the Effective Times, Sponsor and each Insider shall not (a) Transfer any of such Sponsor’s Sponsor Holder Equity Securities or any of such Insider’s Promissory Notes, (b) deposit any of such Sponsor’s Sponsor Holder Equity Securities or any of such Insider’s Promissory Notes into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of such Sponsor’s Sponsor Holder Equity Securities or any of such Insider’s Promissory Notes that conflicts with any of the covenants or agreements set forth in this Agreement, (c) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of such Sponsor’s Sponsor Holder Equity Securities or any of such Insider’s Promissory Notes, (d) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of the Supporting Holder Equity Securities or Promissory Notes or (e) take any action that would have the effect of preventing or materially delaying the performance of Sponsor’s or each Insider’s obligations hereunder; provided, however, that the foregoing shall not apply to any Transfer (i) to such Sponsor’s or each Insider’s employees, officers, directors or Affiliates; (ii) by private sales or transfers made in connection with the transactions contemplated by the Business Combination Agreement; (iii) any repurchase or redemption transaction entered into by LIVB and Sponsor or LIVB and each Insider; (iv) by pro rata distributions from Sponsor to its members, partners, or shareholders pursuant to Sponsor’s Organizational Documents or from each Insider to its members, partners, or shareholders pursuant to each Insider’s Organizational Documents, if applicable; or (v) by virtue of applicable Law, each Insider’s Organizational Document’s or Sponsor’s Organizational Documents upon liquidation or dissolution of Sponsor; provided that any transferee of any Transfer of the type set forth in clauses (i) through (v) prior to the Effective Times must enter into a written agreement in form and substance reasonably satisfactory to Covalto agreeing to be bound by this Agreement prior to the occurrence of such Transfer (it being understood and agreed that a joinder substantially in the form of Exhibit A attached to this Agreement is reasonably acceptable to Covalto). “Transfer” shall mean, directly or indirectly, the (x) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Sponsor Holder Equity Securities or the Promissory Notes, (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any other derivative transaction with respect to, the Sponsor Holder Equity Securities or the Promissory Notes, whether any such transaction is to be settled by delivery of such Sponsor Holder Equity Securities or Promissory Notes, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y).

4.  Redemption. Article 8 of the LIVB Articles of Association provides all holders of LIVB Class A Ordinary Shares with the opportunity to have their LIVB Class A Ordinary Shares redeemed upon the consummation of the Transactions (the “Redemption Right”). Except as provided in that certain Redemption and Contribution Agreement, Sponsor and each Insider, to the extent that it or its Affiliates hold any LIVB Class A Ordinary Shares, hereby unconditionally and irrevocably (a) agrees that it shall not, and shall cause its Affiliates not to, elect to redeem or tender or submit for redemption any of its LIVB Class A Ordinary Shares pursuant to or in connection with the Redemption Right or otherwise in connection with the Transactions or the LIVB Articles of Association and (b) irrevocably waives, on behalf of itself and its Affiliates, the Redemption Right, in each case in connection with the Transactions.

5. Lock-Up.

(a)         Notwithstanding anything to the contrary herein, other than with the written consent of Covalto, the Sponsor, each Insider and the Anchor Investor shall not Transfer any Lock-Up Shares or any instruments exercisable or exchangeable for, or convertible into, such Lock-Up Shares until the end of the Lock-Up Period.

(b)         Permitted Transfers. Notwithstanding anything to the contrary set forth in this Agreement, the lock-up restrictions set forth in this Section 5 shall not apply to a Transfer of any or all of the Lock-Up Shares held by the Sponsor, each Insider or the Anchor Investor (i) to any Permitted Transferee of the Sponsor or Insider or the Anchor Investor, (ii) by will or intestate succession upon the death of the Sponsor or Insider or Anchor Investor, (iii) by operation of law or pursuant to a court order or to a spouse upon divorce, as required by settlement, order or decree, or as required by a domestic relations settlement, order or decree; (iv) in connection with a Business Combination or (v) to any holder of Covalto Class B Shares or to entities directly or indirectly wholly owned by (or in the case of a trust solely for the benefit of) any of holder of Covalto Class B Shares; provided, that in the case of clauses (i), (ii), (iii) or (v), the transferee shall receive and hold the Lock-Up Shares subject to the provisions of this Agreement applicable to the Sponsor, each Insider and the Anchor Investor, and there shall be no further Transfer of such Lock-Up Shares except in accordance with the terms of this Section 5. For the avoidance of doubt, the lock-up restrictions set forth in this Section 5 shall not apply to the exercise of any options or warrants to purchase Covalto Class A Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), but shall apply to the Covalto Class A Ordinary Shares received upon such exercise.

(c)  If any Transfer is made or attempted in violation of or contrary to the terms of this Agreement (a “Prohibited Transfer”), such purported Prohibited Transfer shall be null and void ab initio, and Covalto shall refuse to recognize any such purported transferee of the Lock-Up Shares as one of Covalto equity holders for any purpose. In order to enforce this Section 5, Covalto may impose stop-transfer instructions with respect to the Lock-Up Shares of the Sponsor and any Permitted Transferee until the end of the Lock-Up Period, except in compliance with the restrictions set forth in this Agreement.

(D)         The restrictions set forth in this Section 5 shall not limit the rights of the Sponsor, each Insider and the Anchor Investor to exercise the Sponsor’s rights as a shareholder of Covalto during the Lock-Up Period, including the right to vote any Lock-Up Shares.

(E)         For the purposes of this Section 5:

i.	“Lock-Up Period” means, (1) with respect to the Sponsor and each Insider and its Permitted Transferees, the period beginning on the Closing Date and ending on the earlier of (A) the date one (1) year thereafter; or (B) the date that is one hundred and eighty (180) days thereafter if, prior to such date, the VWAP has equaled or exceeded $12.50 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period and (2) with respect to the Anchor Investor, the period beginning on the Closing Date and ending on the date six (6) months thereafter.

ii.	“Lock-Up Shares” means, (1) with respect to Sponsor and each Insider and its Permitted Transferees, (A) the Covalto Class A Ordinary Shares issuable to Sponsor and any Insider as LIVB Closing Share Consideration under the Business Combination Agreement in respect of the 933,417 shares of LIVB Class B Stock and each Promissory Note that it holds, (B) the New Covalto Warrants issuable to Sponsor and any Insider as LIVB Closing Share Consideration in respect of the Private Placement Warrants and each Promissory Note, and (C) any Covalto Class A Ordinary Shares issuable to Sponsor and any Insider upon exercise of such New Covalto Warrants mentioned in the preceding Clause (B) and (2) with respect to Anchor Investor, the Covalto Class A Ordinary Shares issuable to the Anchor Investor upon the conversion of its Mandatorily Convertible Note in accordance with its terms upon the Closing.

iii.	“Permitted Transferee” means (subject to compliance with the provisions of this Section 5): (i) the members of any Permitted Transferee’s immediate family (for purposes of this Section 5, “immediate family” means with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses or domestic partners and siblings), (ii) any entities controlled by, controlling or under common control with the Sponsor, any Insider, the Anchor Investor or any Permitted Transferee, (iii) any trust for the direct or indirect benefit of the Sponsor, any Insider, the Anchor Investor or any Permitted Transferee, (iv) if the Sponsor, any Insider, the Anchor Investor or any Permitted Transferee is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, and (v) any direct or indirect controlling partners, members or equity holders of the Sponsor, any Insider, the Anchor Investor or any Permitted Transferee, any affiliate (as defined in Rule 405 promulgated under the Securities Act) of the Sponsor, any Insider, the Anchor Investor or its Permitted Transferee or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates.

iv.	“Trading Day” means any day on which the Covalto Class A Ordinary Shares are tradeable on the principal securities exchange or securities market on which Covalto Class A Ordinary Shares are then traded.

v.	“Transfer” shall mean, directly or indirectly, the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or other disposition of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to Lock-Up Shares, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any other derivative transaction with respect to, Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii). Notwithstanding the foregoing, the pledge of Lock-Up Shares by the Sponsor that creates a mere security interest in such Lock-Up Shares pursuant to a bona fide loan or indebtedness transaction for so long as the Sponsor continues to exercise the power (whether exclusive or shared) to vote or direct the voting of such Lock-Up Shares by proxy, voting agreement or otherwise, over such pledged Lock-Up Shares shall not constitute a Transfer within the meaning of this Agreement. Additionally, notwithstanding anything herein to the contrary, nothing herein shall prevent the establishment of a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (a “10b5-1 Trading Plan”) or the amendment of an existing 10b5-1 Trading Plan during the Lock-Up Period so long as there are no sales of Lock-Up Shares under any such newly established or amended 10b5-1 Trading Plan during the Lock-Up Period.

vi.	“VWAP” means, on any Trading Day on or after the Closing Date, the volume weighted average of the trading prices of the Covalto Class A Ordinary Shares on the principal securities exchange or securities market on which Covalto Class A Ordinary Shares are then traded or quoted for purchase and sale (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source selected by Covalto); provided that if there shall occur any change in the outstanding Covalto Class A Ordinary Shares as a result of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend, the VWAP shall be equitably adjusted to reflect such change.

6.   Consent to Disclosure. Sponsor, each Insider and the Anchor Investor hereby irrevocably consents to the publication and disclosure in the Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Covalto or LIVB to any Governmental Authority, Governmental Official or to securityholders of LIVB) of its identity and beneficial ownership of Sponsor Holder Equity Securities (with respect to Sponsor), the Promissory Notes (with respect to each Insider), and the Anchor Investment (with respect to the Anchor Investor) and the nature of its commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Covalto or LIVB, a copy of this Agreement. Sponsor will promptly provide any information reasonably requested by Covalto or LIVB for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

7. Representations and Warranties. Sponsor represents and warrants to LIVB and Covalto, solely with respect to Sponsor, as follows: (a) Sponsor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of Sponsor; (b) this Agreement has been duly executed and delivered by Sponsor and, assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes a legally valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with the terms hereof, subject to the Enforceability Exceptions; (d) the execution and delivery of this Agreement by Sponsor does not, and the performance by Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of Sponsor, or (ii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Sponsor or such Sponsor’s Sponsor Holder Equity Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Agreement; (e) there are no actions pending against Sponsor, to the knowledge of Sponsor, threatened against Sponsor, before (or, in the case of threatened actions, that would be before) any arbitrator or any Governmental Authority or Governmental Official, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Sponsor of such its obligations under this Agreement; (f) Sponsor has had the opportunity to read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors in connection therewith; (g) Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of the its obligations hereunder; (h) Sponsor is the record and beneficial owner of all of such Sponsor’s Sponsor Holder Equity Securities, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such securities), other than pursuant to (i) this Agreement, (ii) the Business Combination Agreement, (iii) LIVB’s Organizational Documents, or (iv) any applicable securities Laws; (i) Sponsor does not hold or own any rights to acquire (directly or indirectly) any other Equity Securities issued by LIVB or any equity securities convertible into, or which can be exchanged for Equity Securities issued by LIVB (other than rights that will be exercised and paid in full, or forfeited, prior to the Closing); and (j) Sponsor understands and acknowledges that each of LIVB and Covalto is entering into the Business Combination Agreement in reliance upon Sponsor’s execution and delivery of this Agreement.

8. Enforcement Rights. Sponsor is an intended third-party beneficiary of, and may enforce, Section 8.4(f) of the Business Combination Agreement until the second anniversary of the Closing. Sponsor shall be permitted to assign all of its rights under Section 8.4(f) of the Business Combination Agreement to an Affiliate of Sponsor.

9.  Termination.  This Agreement shall be binding upon Sponsor’s execution and delivery of this Agreement. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Closing; (b) the valid termination of the Business Combination Agreement in accordance with its terms; and (c) the written agreement between LIVB, Covalto and Sponsor (the “Expiration Time”).  Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement.  Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement shall not affect any liability on the part of any Party for any Fraud or a willful and knowing material breach of any covenant or agreement set forth in this Agreement prior to such termination, and (ii) this Section 9, and Sections 8, 10, 11, 13, 14 and 16 (solely to the extent related to Section 10, 11, or 13) shall survive any termination of this Agreement pursuant to Section 9(a).  For purposes of this Section 9, “Fraud” means, with respect to a Party, an actual and intentional fraud with respect to the making of the representations or warranties pursuant to this Agreement.

10. No Recourse.  Except for claims pursuant to the Business Combination Agreement or any other Transaction Agreement by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Covalto Non-Party Affiliate or any LIVB Non-Party Affiliate (other than Sponsor, on the terms and subject to the conditions set forth herein), and (b) none of the Covalto Non-Party Affiliates or the LIVB Non-Party Affiliates (other than Sponsor, on the terms and subject to the conditions set forth herein) shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby. For the purpose of this Section 10, (x) “LIVB Non-Party Affiliate” means (i) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of either LIVB or Sponsor and (ii) each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any of the Persons in clause (i) (other than, for the avoidance of doubt, LIVB) or any family member of the foregoing Persons and (y) “Covalto Non-Party Affiliate” means (i) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of Covalto or any of its Subsidiaries (other than, for the avoidance of doubt, Covalto or any of its Subsidiaries) or any family member of the foregoing Persons and (ii) each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any of the Persons in clause (i) (other than, for the avoidance of doubt, Covalto or any of its Subsidiaries). The provisions of Section 10.3(b) of the Business Combination Agreement shall apply.

11.  Further Assurances. Sponsor, each Insider and the Anchor Investor shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by LIVB or Covalto, to effect the actions and consummate the Mergers and the other transactions contemplated by this Agreement, the Business Combination Agreement (including the Transactions) and the other Transaction Agreements, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

12.  Fiduciary Duties.  Notwithstanding anything in this Agreement to the contrary, (a) Sponsor does not make any agreement or understanding herein in any capacity other than in such Sponsor’s capacity as a record holder and beneficial owner of such Sponsor’s Sponsor Holder Equity Securities, and (b) nothing herein will be construed to limit or affect any action or inaction expressly permitted under the Business Combination Agreement by Sponsor or by any representative of Sponsor in such Person’s capacity as a member of the board of directors (or other similar governing body) of LIVB or as an officer, employee or fiduciary of LIVB or an Affiliate of LIVB, in each case, acting in such Person’s capacity as a director, officer, employee or fiduciary of LIVB.

13.  No Third Party Beneficiaries.  This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

14. Waiver. Effective as of the Closing, Sponsor, solely in its capacity as Sponsor, on behalf of Sponsor and its Affiliates and Representatives, and any of their respective former, current or future stockholders, controlling Persons, general or limited partners, managers, members, directors, officers, employees, Affiliates, affiliated (or commonly advised) funds, representatives, agents or any their respective assignees or successors or any former, current or future stockholder, controlling Person, general or limited partner, manager, member, director, officer, employee, Affiliate, affiliated (or commonly advised) fund, representative, agent, assignee or successor of any of the foregoing (the “Related Parties”) (other than LIVB and its Subsidiaries), successors and assigns (collectively, the “Releasing Parties”), forever waives, releases, remises and discharges LIVB, Covalto and its Subsidiaries, their respective predecessors, successors and Related Parties and, in their capacities as such, the equityholders, directors, officers, employees, consultants, attorneys, agents, assigns and employee benefit plans of the foregoing (collectively, the “Released Parties”) from any claim, contention, demand, cause of action (at law or in equity) or damages that such Releasing Parties may currently have, or may have in the future, (i) arising prior to, on or after the Closing Date (so long as the facts, circumstances, actions, omissions and/or events giving rise to such claim or damages occurred on or prior to the Closing) relating to LIVB or its Subsidiaries or any Sponsor Holder Equity Securities beneficially owned by Sponsor (including any rights or interests therein), (ii) relating to the approval or consummation of the transactions contemplated hereby, the Business Combination Agreement, any Transaction Agreement, or any other agreement contemplated herein or therein or (iii) arising under the governing documents of LIVB or its Subsidiaries (collectively, the “Released Claims”); provided, however, that the Released Claims shall not include any such claim or damages relating to (a) any rights that Sponsor may have to receive Covalto Class A Ordinary Shares or Class B Ordinary in accordance with the Business Combination Agreement, (b) if such Releasing Party provides services to LIVB or any of its Subsidiaries, rights to earned but unpaid wages or compensation, any accrued but unpaid or unused vacation and paid time off, any accrued vested benefits, and unreimbursed business expenses, (c) any right to indemnification as a present or former director, manager, officer or equityholder under any indemnification provisions relating to directors and officers, (e) the Fraud of a Released Party, or (f) any defenses that are necessary to enable Sponsor to defend any claim asserted by a Released Party. Sponsor (on behalf of its Releasing Parties) (i) represents that it has not assigned or transferred or purported to assign or transfer to any Person all or any part of, or any interest in, any claim, contention, demand, cause of action (at law or in equity) or damages of any nature, character or description whatsoever, which is or which purports to be released or discharged by this Section 14 and (ii) acknowledges that the Releasing Parties may hereafter discover facts other than or different from those that it knows or believes to be true with respect to the subject matter of the Released Claims, but it hereby expressly agrees that, on and as of the Closing, Sponsor (on behalf of its Releasing Parties) shall have waived and fully, finally and forever settled and released any known or unknown, suspected or unsuspected, asserted or unasserted, contingent or non-contingent claim with respect to the Released Claims, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such different or additional facts. Sponsor (on behalf of its Releasing Parties) hereby acknowledges and agrees that if Sponsor or any other Releasing Party should hereafter make any claim or demand or commence or threaten to commence any Action against any Released Party with respect to any Released Claim, this Section 14 may be raised as a complete bar to any such Action, and the applicable Released Party may recover from the Sponsor all damages incurred in connection with such Action, including its attorneys’ fees.

15.  Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(1)	If to LIVB or to the Anchor Investor:

LIV Capital Acquisition Corp. II
Torre Virreyes

Pedregal No. 24, Piso 6-601

Col. Molino del Rey

México, CDMX, 11040

Attn:	Alex Rossi
Mariana Romero
Email:	arossi@livcapital.mx
mromero@livcapital.mx

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Ave
New York, NY 10017

Attention:	Leonard Kreynin
Derek Dostal
Email:	leonard.kreynin@davispolk.com
derek.dostal@davispolk.com

(2)	If to Covalto, to:

Covalto Ltd.
Boulevard Miguel de Cervantes Saavedra
Piso 16, 11520
Ciudad de México, CDMX

Attn:	David Poritz
Eduardo Mendoza
Email:	dporitz@credijusto.com
emendoza@credijusto.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Ave
New York, NY 10017
Attn: S. Todd Crider
Email: tcrider@stblaw.com

(3)	If to Sponsor, to the address set forth across from Sponsor’s name on Schedule 1 under the column heading “Notice Address”

(4)	If to an Insider, to the address set forth under each Insider’s name on such Insider’s executed signature page or to such other address or addresses as the Parties may from time to time designate in writing. Without limiting the foregoing, any Party may give any notice, request, instruction, demand, document or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, ordinary mail or electronic mail), but no such notice, request, instruction, demand, document or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.

16.  Incorporation by Reference. Sections 1.2 (Construction), 11.3 (Assignment), 11.6 (Governing Law), 11.7 (Captions; Counterparts), 11.9 (Entire Agreement), 11.10 (Amendments), 11.11 (Severability), 11.12 (Jurisdiction; WAIVER OF TRIAL BY JURY), 11.13 (Enforcement) and 11.15 (Nonsurvival of Representations, Warranties and Covenants) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[signature pages follow]

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Agreement as a deed on the day and year first above written.

LIV CAPITAL ACQUISITION SPONSOR II, L.P.
Acting by its General Partner LIV Sponsor II GP, LLC

By:	/s/ ALEXANDER ROGER ROSSI
Name: ALEXANDER ROGER ROSSI
Title: MANAGING PARTNER

By:	/s/ HUMBERTO ZESATI GONZÁLEZ
Name: HUMBERTO ZESATI GONZÁLEZ
Title: MANAGING PARTNER

[Signature Page to Sponsor Voting Agreement]

LIV CAPITAL ACQUISITION CORP. II

By:	/s/ ALEXANDER ROGER ROSSI
Name: ALEXANDER ROGER ROSSI
Title: CHIEF EXECUTIVE OFFICER AND CHAIRMAN

[Signature Page to Sponsor Voting Agreement]

COVALTO LTD.

By:	/s/ DAVID SOLOMON PORITZ
Name: DAVID SOLOMON PORITZ
Title: CO-CHIEF EXECUTIVE OFFICER AND DIRECTOR

[Signature Page to Sponsor Voting Agreement]

CONTROALOSA, S.A. DE C.V.

By:	/s/ JOSE ALVERDE LOSADA
Name: JOSE ALVERDE LOSADA
Address: [***]

[Signature Page to Sponsor Voting Agreement]

GUILLERMO ZAMBRANO MARTÍNEZ

By:	/s/ GUILLERMO ZAMBRANO MARTINEZ
Address: [***]

[Signature Page to Sponsor Voting Agreement]

TREBOL HOLDINGS, S.A. DE C.V.

By:	/s/ ANGEL ALVAREZ CADAVIELO
Name: ANGEL ALVAREZ CADAVIELO
Title: LEGAL REPRESENTATIVE
Address: [***]

[Signature Page to Sponsor Voting Agreement]

ALEJANDRO MORERA MITVE

By:	/s/ ALEJANDRO MORERA MITVE
Address: [***]

[Signature Page to Sponsor Voting Agreement]

ANA LUZ ÁLVAREZ GALINDO

By:	/s/ ANA LUZ ÁLVAREZ GALINDO
Address: [***]

[Signature Page to Sponsor Voting Agreement]

FAUSTO MIRANDA

By:	/s/ FAUSTO MIRANDA
Address: [***]

[Signature Page to Sponsor Voting Agreement]

JORGE VIESCA GARCIA DE ALLOA

By:	/s/ JORGE VIESCA GARCIA DE ALLOA
Address: [***]

[Signature Page to Sponsor Voting Agreement]

MIGUEL DE ANGOITIA LEGORRETA

By:	/s/ MIGUEL DE ANGOITIA LEGORRETA
Address: [***]

[Signature Page to Sponsor Voting Agreement]

FERNANDO GONZÁLEZ

By:	/s/ FERNANDO GONZÁLEZ
Address: [***]

[Signature Page to Sponsor Voting Agreement]

HUMBERTO ZESATI GONZÁLEZ

By:	/s/ HUMBERTO ZESATI GONZÁLEZ
Address: [***]

[Signature Page to Sponsor Voting Agreement]

JOSÉ ANTONIO SOLANO ARROYO

By:	/s/ JOSÉ ANTONIO SOLANO ARROYO
Address: [***]

[Signature Page to Sponsor Voting Agreement]

JOSÉ ALVERDE LOSADA

By:	/s/ JOSÉ ALVERDE LOSADA
Address: [***]

[Signature Page to Sponsor Voting Agreement]

JORGE C. ESTEVE RECOLONS

By:	/s/ JORGE C. ESTEVE RECOLONS
Address: [***]

[Signature Page to Sponsor Voting Agreement]

MARÍA FERNANDA ALONSO AVILÉS

By:	/s/ MARÍA FERNANDA ALONSO AVILÉS
Address: [***]

[Signature Page to Sponsor Voting Agreement]

MARIANA ROMERO CASILLAS

By:	/s/ MARIANA ROMERO CASILLAS
Address: [***]

[Signature Page to Sponsor Voting Agreement]

LUIS RODRIGO CLEMENTE GAMERO

By:	/s/ LUIS RODRIGO CLEMENTE GAMERO
Address: [***]

[Signature Page to Sponsor Voting Agreement]

PATRICIO MANGINO LISSARRAGUE

By:	/s/ PATRICIO MANGINO LISSARRAGUE
Address: [***]

[Signature Page to Sponsor Voting Agreement]

MIRIAM CORONA CHACÓN

By:	/s/ MIRIAM CORONA CHACÓN
Address: [***]

[Signature Page to Sponsor Voting Agreement]

GUSTAVO ROBLES RÍOS

By:	/s/ GUSTAVO ROBLES RÍOS
Address: [***]

[Signature Page to Sponsor Voting Agreement]

ALEJANDRO URIBE RIBA

By:	/s/ ALEJANDRO URIBE RIBA
Address: [***]

[Signature Page to Sponsor Voting Agreement]

EDGAR ALEJANDRO PERDOMO LICERAS

By:	/s/ ALEJANDRO EDGAR PERDOMO LICERAS
Address: [***]

[Signature Page to Sponsor Voting Agreement]

ADMINISTRADORA LIV CAPITAL, S.A.P.I. DE C.V.

By:	/s/ HUMBERTO ZESATI GONZÁLEZ
Name: HUMBERTO ZESATI GONZÁLEZ
Title: ATTORNEY-IN-FACT
Address: [***]

[Signature Page to Sponsor Voting Agreement]

MIGUEL ÁNGEL DÁVILA GUZMÁN

By:	/s/ MIGUEL ÁNGEL DÁVILA GUZMÁN
Address: [***]

[Signature Page to Sponsor Voting Agreement]

BANCO ACTINVER, S.A. INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO ACTINVER, DIVISIÓN FIDUCIARIA, ACTING SOLELY AS TRUSTEE OF THE CONTRATO DE FIDEICOMISO IRREVOCABLE NO. 5357 IDENTIFIED AS "FIDEICOMISO LIV SPV"

By:	Administradora LIV Capital, S.A.P.I. de C.V.

By:	/s/ Humberto Zesati González
Name: Humberto Zesati González
Title: Attorney-in-fact

[Signature Page to Sponsor Voting Agreement]

Schedule 1

Sponsor Holder Equity Securities

(as of August 17, 2022)

Sponsor Holder	LIVB Class B Ordinary Shares	Notice Address
LIV Capital Acquisition Sponsor II, L.P.	933,417	LIV Capital Acquisition Corp. II Torre Virreyes Pedregal No. 24, Piso 6-601 Col. Molino del Rey México, CDMX, C.P. 11040

[Schedule 1 to Sponsor Voting Agreement]

EXHIBIT A

[FORM OF]
JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Sponsor Voting Agreement, dated as of [●], 2022 (the “Agreement”), by and among LIV Capital Acquisition Sponsor II, L.P., a Cayman Islands exempted limited partnership (“Sponsor”), LIV Capital Acquisition Corp. II, a Cayman Islands exempted company (“LIVB”) and Covalto Ltd., a Cayman Islands exempted company (“Covalto”). Capitalized terms used but not defined in this Joinder Agreement shall have their meanings given to them in the Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware. In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Agreement having acquired Sponsor Holder Equity Securities. By signing and returning this Joinder Agreement to Covalto, the undersigned accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of Sponsor contained in the Agreement, with all attendant rights, duties and obligations of Sponsor thereunder. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by Covalto, Sponsor and LIVB, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Insider	LIVB Class B Ordinary Shares	Notice Address
[Insider’s Name]	[●]	[Name: Address: Attention: Email:]

[signature page follows]

[INSIDER]

By:
Name:
Title:

[Signature Page to Joinder Agreement]